World Series of Golf, Inc. (WSGF) Closes Strategic Investment
to Fund Gaming Industry Business Plan Update

LAS VEGAS, NV - April 19, 2010 - World Series of Golf (PINKSHEETS: WSGF) (OTCQB: WSGF) today announced executing a strategic investment agreement to fund a gaming industry business plan update. World Series of Golf has hosted annual golf events in Las Vegas over the past three years and is a global sports and entertainment company whose activities include land-based and online, skill-based golf events featuring a patent-pending method of play. The investment announced today is intended to better position the Company as a premier live event and digital experience organization and support the development of the Company’s online game with its partner The World Golf Tour (www.wgt.com). The Las Vegas-based Company also anticipates an upcoming series of announcements involving the Company’s further expansion within the gaming industry marketplace. Further details on the transaction announced today will be available for review in an information disclosure statement.

The World Series of Golf Strategic Update Webcast

The Company recently released an online, on-demand Webcast presented by Philip Verges of the Small Equity Initiative (www.smallequity.com). Mr. Verges is the founder and chairman of NewMarket Technology, Inc. (Pinksheets: NWMT) and China Crescent Enterprises, Inc. (OTCBB: CCTR) and recently launched the Small Equity Initiative as a not-for-profit organization dedicated to improving the small business investment market for both entrepreneurs and investors. The strategic investment announced today was introduced by Mr. Verges in his role as the founder of the Small Equity Initiative. The on-demand Webcast is available on the Company’s corporate website www.worldseriesofgolf.com.

About World Series of Golf, Inc.

Based in Las Vegas, World Series of Golf (www.worldseriesofgolf.com) is a global sports and entertainment company whose activities include land-based and online, skill-based golf events featuring a patent-pending method of play. World Series of Golf, combining the skill of golf and wagering format of No-Limit Texas Hold’em poker, was played at exclusive Las Vegas-area golf resorts in 2007 and 2008. The third annual World Series of Golf was played May 11-14, 2009, at the Las Vegas Paiute Golf Resort. The company plans to achieve its international expansion goals through strategic partnerships, sponsorships, and the founders’ extensive experience and contacts in the field of sports marketing. For additional information, or to register for an event, visit the company’s website at www.worldseriesofgolf.com.

FORWARD-LOOKING STATEMENTS

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (1) the availability of additional funds to enable us to successfully pursue our business plan; (2) the uncertainties related to the appeal and acceptance of our proprietary method of play and our planned on-line products; (3) the success or failure of our development of additional products and services; (4) our ability to maintain, attract and integrate management personnel; (5) our ability to secure suitable broadcast and sponsorship agreements; (6) our ability to effectively market and sell our services to current and new customers; (7) changes in the rules and regulations governing our business; (8) the intensity of competition; and (9) general economic conditions. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in World Series of Golf’s most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. World Series of Golf assumes no obligation to update and supplement forward-looking statements because of subsequent events.

Contact:
World Series of Golf, Inc.
info@worldseriesofgolf.com
702.740.1740